SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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SPORT ENDURANCE, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	2086	26-2754069
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

SPORT ENDURANCE, INC.
2620 South Maryland Parkway #819
Las Vegas, Nevada 89109
Tel.: (877) 255-9218
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-8104

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Law Offices of Leo J. Moriarty
12534 Valley View Street #231
Garden Grove, California 92845
Telephone 714-305-5783
Facsimile 714-316-1306
E- Mail LJMLegal@aol.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	8,200,000	$0.001	$8,200	$.46

(1)                   This Registration Statement covers the resale by our selling shareholders of up to 8,200,000 shares of common stock previously issued to such selling shareholders.

(2)                   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.001 a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated September   , 2009

SPORT ENDURANCE, INC.

8,200,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.001 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before investing in shares of our common stock.

 NEITHER THE S.E.C. NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  September __, 2009

Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Sport Endurance,” “Sport”,” Company,” “we,” “us” and “our” refer to SPORT ENDURANCE, INC.

Overview

We were incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company changed its name to Sport Endurance, Inc. on August 6, 2009.  SPORT ENDURANCE, INC. will provide high quality and great tasting energy drinks and energy shots.

SPORT ENDURANCE, INC. will develop, manufactures markets and distributes quality beverage, snacks and dietary supplements products throughout the United States.  The company has set out to develop an energy drink with a positive, non-offensive name, award-winning taste and unbeatable price.

The company will offer its Shocking Great Taste energy drinks in 6 flavors. Mango Cream, Raspberry Cream, Fruit Punch, Tropical, Doo Drop and Cran-Grape. The company will offer regular and sugar free versions of its best selling Mango Cream flavor.  In November of 2009, Sport Endurance will launch its sugar free energy shots. The sugar free shots will be ofered in 4 flavors, Mango, Tropical, Fruit Punch and Raspberry.  Sport Endurance is based out of Las Vegas Nevada.

Where You Can Find Us

Our principal executive office is located at SPORT ENDURANCE, INC. 2620 South Maryland Parkway #819 Las Vegas, Nevada 89109 and our telephone number is. (877) 255-9218.  Our Internet address is http://www.sportendurance.com.

The Offering

Common stock offered by selling security holders	8,200,000 shares of common stock. This number represents approximately 13% of our current outstanding common stock (1).

Common stock outstanding before the offering	57,200,000 common shares as of August 31, 2009.

Common stock outstanding after the offering	57,200,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1) Based on 57,200,000 shares of common stock outstanding as of  August 31, 2009.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of and for each of the fiscal years ended August 31, 2009 and the period from Inception (January 3, 2001) through August 31, 2009. The financial statement data as of and for each of the fiscal periods ended August 31, 2009 and 2008 have been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALY

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the	For the	January 3, 2001
	year ended	year ended	(inception) to
	August 31,	August 31,	August 31,
	2009	2008	2009

Revenue	$-	$-	$-

Operating expenses:
General and administrative	-	-	3,200
Professional fees	-	-	125,000

Total operating expenses	-	-	128,200

Net operating loss	-	-	(128,200)
Offering costs	-	-	(13,000)

Loss before provision for income taxes	-	-	(141,200)
Provision for income taxes	-	-	-

Net (loss)	$-	$-	$(141,200)

Weighted average number of common shares outstanding - basic and fully diluted	29,797,808	29,200,000

Net (loss) per share - basic and fully diluted	$-	$-

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS, WHICH ARE NOT WITHIN OUR CONTROL.

Our operating results have fluctuated in the past and are expected to fluctuate in the future based on a number of factors, many of which are not in our control. Our operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our service and products diminishes, if we experience an increase in defaults among approved applicants, or for any other reasons, we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in our revenues would have a direct impact on our business. In addition, fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance.

WE HAVE A SHORT OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

We  have a short operating history for investors to evaluate the potential of our business development. We will begin to build our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our service; and
●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to raise additional capital and bring our service and products to the marketplace, which requires careful planning to provide a service and products that meets customer standards without incurring unnecessary cost and expense.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us to conduct existing and planned business research, development of products and associate offices, and marketing of our existing and future services and products. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Sport Endurance will depend largely upon our success in increasing our customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets as funding allows. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed.

OUR BUSINESS OPEARTIONS VIA THE INTERNET MAY SUBJECT US TO A NUMBER OF LAWS AND REGULATIONS TO BE ADOPTED WITH RESPECT TO THE INTERNET MARKETPLACE, AND THE UNCERTAINTY RELATED TO THE APPLICATION OF MANY EXISITNG LAWS TO THE INTERNET MARKETPLACE CREATES UNCERTAINITY TO OUR BUSINESS DEVELOPMENT.

At present, selling energy drinks is not a government-regulated industry, so we do not need to obtain governmental approval to market and sell our products over the Internet, except that we are subject to the laws and regulations generally applicable to businesses and directly applicable to offline and online commerce. However, because the Internet is interstate in nature, we are able to offer our products across the country.

In addition, our management is not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption, and other intellectual property issues, taxation, libel and export or import matters, because the vast majority of these laws were adopted prior to the advent of the Internet, and therefore, do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws that are intended to address these issues could create uncertainty in the Internet marketplace, which could reduce demand for our products or increase our cost of operations as a result of litigation or arbitration.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TRADEMARKS, CONFIDENTIALITY AGREEMENTS AND OTHER CONTRACTUAL COVENANTS TO ESTABLISH AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS. IF OUR PRODUCTS ARE DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

Presently we do not have any applications submitted for trademark protection for "Sport Endurance”  and our slogan "Shocking Great Taste," when funding permits we will apply for trademark protecton.

Sport Endurance and Shocking Great Taste has not been approved. Because intellectual property protection is critical to our future success, we intend to rely heavily on trademark, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect proprietary rights. However, effective trademark, service mark and trade secret protection may not be available in every country in which we intend to sell our products and services online. Unauthorized parties may attempt to copy aspects of our products or to obtain and use our proprietary information. As a result, litigation may be necessary to enforce our intellectual property rights to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of recourses and could significantly harm our business and operating results.

Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of intended trademarks and other proprietary rights.

There can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

OUR CURRENT BUSINESS OPEARTIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER MR. ROBERT TIMOTHY.

We have been heavily dependent upon the expertise and management of Mr. Robert Timothy, our Chairman and Chief Executive Officer, and our future performance will depend upon his continued services.  The loss of the services of Mr. Timothy’s’ services could seriously interrupt our business operations. Because the loss of Mr. Timothy’s’ service could have a very negative impact on our ability to fulfill our business plan and to carry out our existing operations, we intend to enter into a three-year employment contract agreement with Mr. Timothy when this filing becomes effective thus preventing any interruption or the loss of his service.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Timothy beneficially owns approximately 59% of our capital stock with voting rights.  In this case, Mr. Timothy will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 8,200,000 shares of our common stock held by 22 shareholders. Such shareholders include the holders of the 3,000,000 shares of its $.001 par value common stock during May 2001 in a private placement under Rule 506 of the Securities Act of 1933 for $15,000 in cash, or $0.005 per share to a total of nineteen individual investors. Due to a lack of operations, management believes the purchase price of $0.005 per share is representative of fair value.  One shareholder performed legal services for the shares in 2002. In addition, we are also registering a total of 5,000,000 shares to two (2) companies who received 2,500,000 shares each from the majority shareholder in December of 2007 for a total of $5,000.00.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 31, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering
1	Alex Cormier	240,000	240,000	0	0%
2	Salim Breidy	225,500	225,500	0	0%
3	Raphael Miranda	225,500	225,500	0	0%
4	Maritza Cormalis	225,500	225,500	0	0%
5	Roland Perez	225,500	225,500	0	0%
6	Blanca Martinez	225,500	225,500	0	0%
7	Antoine Breidy	225,500	225,500	0	0%
8	World wide investment Banking	225,500	225,500	0	0%

	Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering
9	Alexis Inge	225,500	225,500	0	0%
10	Rily Inge	155,000	155,000	0	0%
11	Hydro Seal	225,500	225,500	0	0%
12	Susan Zavisa	240,000	240,000	0	0%
13	Lazardo Machado	225,500	225,500	0	0%
14	Dan Wentz	20,000	20,000	0	0%
15	Ismael Lassalle	20,000	20,000	0	0%
16	Scott Hata	20,000	20,000	0	0%
17	J.V. Egan Construction	20,000	20,000	0	0%
18	Scott Roelofs	10,000	10,000	0	0%
19	Fred Gonzales	20,000	20,000	0	0%
20	Joseph Scarpello	200,000	200,000
21	Wellington Manor Holdings, Inc. (1)	2,500,000	2,500,000
22	Trilogy Expedition, Inc. (2)	2,500,000	2,500,000

	TOTAL:	8,200,000	8,200,000

(1)	The 2,500,000 shares are owned by Wellington Manor Holdings, Inc. the shares were purchased from the majority shareholder in December of 2007 for $2,500.00
(2)	The 2,500,000 shares are owned by Trilogy Expedition, Inc. the shares were purchased from the majority shareholder in December of 2007 for $2,500.00

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or
●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates (1)
●	are broker-dealers or affiliated with broker-dealers.

(1)	Joseph Scarpello was an officer and director of the predecessor company Cayenne Construction, Inc. He presently owns 200,000 shares of the company stock, which he obtained in 2002.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.001 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.001 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,352.00.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering pursuant to FINRA Rule 2710.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 57,200,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share. Currently we have 2,000,000 shares of preferred stock issued and outstanding. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock.  Shares of Preferred stock convert one share preferred converts to three shares of common.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  We intend to engage a stock transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC and associates Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

GENERAL INFORMATION ABOUT OUR COMPANY

SPORT ENDURANCE, INC. (the "Company" or the "Registrant") was formerly know as Cayenne Construction, Inc. and was originally incorporated in the State of Nevada on January 1, 2001. The Company was in the business of reselling concrete.  On July 15, 2009, the board of directors of the Company revived the Nevada Corporation under the name SPORT ENDURANCE, INC.  The purpose of reviving the Nevada Corporation was to develop the business of Sport Endurance drinks.  The revival was completed by the filing of Articles of Revival with the Secretary of State of Nevada on July 28, 2009.  The Company changed its name on August 6, 2009 to SPORT ENDURANCE, INC.  SPORT ENDURANCE, INC. provides high quality and great tasting energy drinks and energy shots.

SPORT ENDURANCE, INC. will develop, manufactures markets and distributes quality beverage, snacks and dietary supplements products throughout the United States.  The company has set out to develop an energy drink with a positive, non-offensive name, award-winning taste and unbeatable price.

The company will offers its Shocking Great Taste energy drinks in 6 flavors. Mango Cream, Raspberry Cream, Fruit Punch, Tropical, Doo Drop and Cran-Grape. The company offers regular and sugar free versions of its best selling Mango Cream flavor.  In November of 2009, Sport Endurance, Inc. will launche its sugar free energy shots. The shots will be offered in 4 flavors, Mango, Tropical, Fruit Punch and Raspberry.  Sport Endurance is based out of Las Vegas Nevada.

Our auditors have issued a going concern opinion in which they have raised substantial doubt as to the continuing viability of the Company.

Marketing Strategies

Energy drink industry

Today’s 24/7 life styles are driving the sales of energy drinks. The market for energy-boosting beverages has ballooned by more than 400% over the past five years. Sales have grown from $1.2 billion in 2002 to an estimated $6.6 billion in 2007. Market research firm Packaged Facts, also projects that the Energy Drink market will reach $9.3 billion by 2011.

This market is very much lifestyle driven, especially by young, image-conscious adults, who see these drinks as a kind of fashion accessory.  Early in energy drink history, athletes were the primary consumers. In today’s world, athletes are still a strong target market. However, the consumer base for energy drinks has now expanded beyond that of simply athletes. From Clubbers, Video-gamers, Extreme Sports enthusiasts to everyday parents looking for a pick me up in the morning while at home or work.

The Company believes that the demand for energy drinks could be a direct result of people’s lives becoming busier. As people fill their lives to capacity and then add even more responsibilities, the daily schedules can become quite overwhelming, leaving little time for rest, relaxation, or sleep. As a result, people often turn to stimulants to keep them going throughout the day and give them the energy they need to complete everything they need to do. Energy drinks provide a “stimulants” because they are quick and easy, and most have few recognizable negative side effects.

Competition.

Top energy drink companies and market share.
Red Bull-36.9%, Monsteer17.4%, Rockstar- 9.6%, Full Throttle-5.2%, Amp-3.6%, Java Monster-3.3%, Sobe No Fear-2.3% and NOS-2.0%

Source: Information Resources Inc. Chicago. Total U.S. Food, drug, mass merchandise (excluding Walmart), and convenience stores of the 52 weeks ending June 15th, 2008.

Strategy and Implementation Summary

The unique aspects of our business include competing against Energy Drink giants Red Bull, Monster and Rockstar. On top of this there are close to 300 energy drinks that saturate the market. In order to compete with these energy drink companies, we know we must have the complete marketing package.

Marketing concept

Sport Endurance's competitive edge emphasizes the importance of having quality products and a superior brand. Below is a breakdown of the company’s keys to success and what makes Sport Endurance different from its competitors.

Name

Sport Endurance’s products tailor towards healthy lifestyles. Our name, "Sport Endurance" encourages healthy living, good sportsmanship and fun. Much of our competition uses names that promote sex, drugs and violence.

Products

Sport Endurance will offer more than just energy drinks and energy shots. These two products are however our main staple of business.  Sport Endurance drinks do not contain high fructose corn syrup. Sport Endurance drinks are made with real sugar.

Branding

In order to have a superior brand, Sport Endurance needs to attract nationwide attention. To accomplish this, Sport Endurance marketing campaign will run conventional T.V. and Radio advertising to our targeted markets. These same T.V. commercials will also be run before blockbuster movies at the cinemas. We also plan on running promotions on 1320 KFAN and ran commercials on KJAZZ television during the NBA playoffs providing that funding permits.

Although conventional marketing is effective, we know that an even more effective way to grow our brand is through the various sales forces of Distributors across the nation. Sport Endurance has put an marketing incentive package in place for every distributor that encourages distributor sales associates to push Sport Endurance products.

Sport Endurance will also selectively sponsors events like UFC and MMA fights, X-games events.

Price  of product.

Values of energy drinks have increased by the fact that energy drinks command a substantial premium over other soft drinks. The average everyday price of an energy drink is $2.29 a can. Sport Endurance drinks will retail at two cans for $3.00. Promotional prices will see prices as low as $1.00 per can.

The average retail price of energy shots is $2.99 a bottle.  Our suggested retail will be the same as the average, $2.99. Sports Endurance gives the consumers a far superior tasting product with an additional 25% of product included (2.5 oz cans compared to 2.0 oz cans).  These prices still give Sport Endurance and our buyers more for their money.

Distributor, Retail and Customer Incentives

Sport Endurance will withhold 15% of gross sales to be given to our buyers as adverting in the following concepts: Car, ATV, Wave-runner giveaways, Cash rebates, Slotting fees

Marketing Strategy

Sport Endurance’s marketing plan focuses on Brand development and Distributor/Retail relationships.

There are many avenues to get Sport Endurance products into consumer’s hands. Some retailers require the use of a distributor, others are big enough that they self distribute. The majority of our business will come from convenience stores. Most convenience stores use fulfillment houses because they need smaller quantifies more often due to the size of their stores. Whatever the need, Sport Endurance’s sales reps can quickly recognize the need and provide a customized solution to supply the convenience stores.

Sport Endurance’s national marketing campaign will include 2 segments:

Segment 1: Retailers and Distributors

●	Capitalizing on existing relationships

●	Printed media: This includes monthly newsletters with incentives, updates in the market, pricing and new products.

●	One on One relationships with Sport Endurance sales reps

●	Convention participation (NACS)

●	Maintain website

Segment 2: Consumers

●	Advertising with NASCAR

●	Radio commercials

●	Television commercials: MTV and ESPN networks (MTV, CMT, Comedy Central, Spike TV and ESPN 1 and 2).

●	Sampling at large events: Nascar, UFC fights, X-games, State Fairs, pro and college sports events, balloon festival

●	Commercials before Cinemark movies

●	Maintain awesome web site

Sales Strategy

Sport Endurance’s Sales strategy is broken up into three parts, Distributor Sales, Retail Sales, or a combination of the two.

Distributor Sales

Distributor sales are the foundation of the marketing concept. Once a distributor has our product, our products are available for purchase to all retail and convenience stores in the distributors territory.

Sport Endurance’s will employee sales representatives that will build long lasting relationships with each distributor and their sales force through creative and specific sales incentives.

Sport Endurance Distributor Sales Teams

Sport Endurance’s Distributor sales force will be broken up into Territories in the United States. Each Territory will have 2 team members who work together. One will be a senior or lead member; the other will be a junior member. Their responsibilities include minimum quarterly visits to each distributor, delivery of incentive prizes to the sales force and going on ride alongs with the sales force. Compensation will be done on 100% commission.

Trademarks and Copyrights

Sport Endurance has not applied for any U.S. Trademark at this time.. Our management considers copyrights, service marks, trademarks, trade secrets and similar intellectual property critical to our business, so we intend to take steps to protect our intellectual property rights in the future. However, effective trademark, service mark, copyright and trade secret protection may not be available in every country where we intend to sell our products.

Employees

As of August 31, 2009, we have a total of one (1) employee Robert Timothy, which is full time, and the company plans to employ more qualified employees as needed in the future.

DESCRIPTION OF PROPERTY

We lease approximately 3,000 square feet of office space located at 2620 South Maryland Parkway #819, Las Vegas, Nevada, 89109 for our principal executive office. This lease extends through April 2010 and space is provided by Robert Timothy at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 24 holders of our common stock and 2 holders of our preferred stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Nature of business

Sport Endurance, Inc. (“the Company”) was incorporated as Cayenne Construction, Inc. in the state of Nevada on January 3, 2001 (“Inception”). The Company was formed to be an independent service provider of ready-mix concrete, whereby management was to arrange purchases of ready-mixed concrete by small contractors and customers on a fee basis. The Company ceased operations in 2002 and was revived in 2009 with a name change to, “Sport Endurance, Inc.” on August 6, 2009. The Company intends to manufacture and distribute a line of sports energy drinks.

SPORT ENDURANCE, INC. will develop, manufactures markets and distributes quality beverage, snacks and dietary supplements products throughout the United States.  The company has set out to develop an energy drink with a positive, non-offensive name, award-winning taste and unbeatable price.

The company will offer its Shocking Great Taste energy drinks in 6 flavors. Mango Cream, Raspberry Cream, Fruit Punch, Tropical, Doo Drop and Cran-Grape. The company will offer regular and sugar free versions of its best selling Mango Cream flavor.  In November 2009, Sport Endurance will launche its sugar free energy shots. Offered in 4 flavors, Mango, Tropical, Fruit Punch and Raspberry. Sport Endurance is based out of Las Vegas Nevada.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

Significant accounting policies

Equipment

Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Computer equipment	5 years
Furniture and fixtures	7 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Income taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for income taxes”, under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of Financial Instruments

Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition

For revenue from product sales, we will recognize revenue upon shipment or delivery to our customers based on written sales terms that do not allow for a right of return. As such, revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-based compensation

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, in accordance with SFAS 123(R), as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting, in accordance with SFAS 123(R), using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Recently Adopted Accounting Pronouncements

During September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. FAS 157 requires companies to disclose the fair value of financial instruments according to a fair value hierarchy as defined in the standard. In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP 157-1”) and FSP 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”). FSP 157-1 amends FAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of FAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years beginning after November 15, 2008. These nonfinancial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and nonfinancial assets acquired and liabilities assumed in a business combination. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company, as it applies to its financial instruments, effective January 1, 2008. The Company has considered the guidance provided by FSP 157-3 in its determination of estimated fair values as of August 31, 2009, and assessed there was no impact.

Recently Issued Accounting Pronouncement

During May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with generally accepted accounting principles. This statement will be effective 60 days after the Securities and Exchange Commission approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of ‘Present Fairly in Conformity With Generally Accepted Accounting Principles’. The adoption of SFAS 162 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.
During March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“FAS 161”). This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008, and became applicable to the Company in the first quarter of fiscal 2009. The adoption of SFAS 161 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the de-consolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations”. SFAS 141 (Revised) establishes principals and requirements for how an acquirer of a business recognizes and measures in its financial statements, the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance became effective for the fiscal year beginning after December 15, 2008. The adoption of SFAS 141 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

Result of Operations

Fiscal Year Ended August 31, 2009 Compared to Fiscal Period Ended August 31, 2008

The following tables and narrative discussion set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the	For the	January 3, 2001
	year ended	year ended	(inception) to
	August 31,	August 31,	August 31,
	2009	2008	2009

Revenue	$-	$-	$-

Operating expenses:
General and administrative	-	-	3,200
Professional fees	-	-	125,000

Total operating expenses	-	-	128,200

Net operating loss	-	-	(128,200)
Offering costs	-	-	(13,000)

Loss before provision for income taxes	-	-	(141,200)
Provision for income taxes	-	-	-

Net (loss)	$-	$-	$(141,200)

Weighted average number of common shares outstanding - basic and fully diluted	29,797,808	29,200,000

Net (loss) per share - basic and fully diluted	$-	$-

Sales

During the year ended August 31, 2009, we generated $0 in revenues. There was no increase in revenues from the comparable 2008 because the company has not yet commenced operations subsequent to that period.

Operating Expenses

Total operating expenses for the years ended August 31, 2009 and 2008 totaled $0.

Liquidity and Capital Resources

We believe that our existing sources of liquidity, along with cash expected to be generated from services is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and we are presently debt free, and do not believe that we shall be forced to enter into any long or short term debt arrangements.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALY

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the	For the	January 3, 2001
	year ended	year ended	(inception) to
	August 31,	August 31,	August 31,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$-	$-	$(141,200)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for services	-	-	125,000
Decrease (increase) in assets:
Prepaid expenses	(1,800)	-	(1,800)

Net cash used in operating activities	(1,800)	-	(18,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common and preferred stock	5,000	-	21,200

Net cash provided by financing activities	5,000	-	21,200

NET CHANGE IN CASH	3,200	-	3,200

CASH AT BEGINNING OF YEAR	-	-	-

CASH AT END OF YEAR	$3,200	$-	$3,200

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash activities:
Number of shares issued for services	-	-	25,000,000
Number of shares issued for equipment	25,340,000	-	25,340,000

Operating Activities

Cash used in operating activities was $0 for the year-end of fiscal 2009 compared to $0 for fiscal 2008. Operating cash flows for fiscal 2008 reflects no business be conducted by the company.

Investing Activities

Cash used in investing activities was $0 for the year-end of fiscal 2009 compared to $0 for fiscal 2008. Investing cash flows for fiscal 2008 reflects no business be conducted by the company.

Financing Activities

Cash provided by financing activities of $5,000 for the year-end of fiscal 2009 compared to $0 for fiscal 2008.  During the year of fiscal 2009, we received net proceeds of $5,000 from the issuance of 2,000,000 shares of preferred stock. Cash provided by financing activities for the year ended of fiscal 2008 consisted of zero net proceeds.

Off Balance Sheet Arrangements

We have no significant known off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of August 31, 2009. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Board of Directors

Robert  Timothy -- Chairman

Executive Officers

NAME	AGE	POSITION
Robert Timothy		Chief Executive Officer
Ronald Schuurman		Chief Financial Officer

CEO: Robert Timothy, Age 32, Chairman of the Board

Robert is a registered representative holding both his series 7 and 63 licenses. Robert worked at Fidelity Investments for 9 years as a Financial Planner. He was a stock, options, mutual fund, and bond trader during this time. Robert worked 4 years in the specialized Private Access department of Fidelity where he was responsible for account maintenance, trading, portfolio planning and customer relations for Fidelity’ s high net worth clients. Robert is primarily responsible for formulating the Company’s strategic plan, developing marketing strategies and new product concepts, establishing distribution channels, analyzing branding initiatives, developing new licensing opportunities, recruiting and developing key executives for the organization and sourcing capital to ensure the continued growth of the Company.

Ronald Schuurman, Age 55, Chief Financial Officer

Mr. Schuurman has severed as Sport Endurance Chief Financial Officer since September of 2009. Ron is a management professional with 25 years experiences in sales, marketing and procurement. He has worked for several major retail chains as well as a regional market.

Ron spent 22 years with Smith’s Food & Drug as a supervisor where he was responsible for merchandising and operations for all non-perishable departments. He also developed and ran corporate sponsorship for the Albuquerque International Balloon Fiesta for 12 consecutive years. He trained, coached and developed people to take on higher positions: clerks to assistants, then to managers, then to store managers.

Ron spent 2 ½ years as a pricing and assortment manager for Winn-Dixie Stores, Inc. where he was responsible for product selection, pricing and developing promotions. Ron was responsible for rolling the price impact stores (Save Rite) 62 stores in 3 states. Ron developed a stand-alone back-to-school program that increased sales over the prior year by 8%.

Shaun Roos, Age 41, Vice President of Marketing

Shaun holds a B.A. in Marketing from Utah State University (12/95) with Minors in Japanese/Vietnamese. In 1993, he studied abroad at Kansai Gaidai University of Foreign Studies in Osaka, Japan. He specializes in Graphic Design, Web development including: HTML, Php/MySql Database development, Flash, CSS, DHTML, Javascript, cgi/perl and E-Commerce applications. Prior to working at Sport Endurance, Shaun was a web designer at Wiworks, Inc. There he oversaw the web design department from 2000 to 2008. He worked as a Data Base Quality Analyst with the Utah Higher Education Assistance Authority from 1997 through 2000. He also was a Technical Services Manager for Network Imaging out of Honolulu HI. There he designed database software for Digital ID Systems that is still being used by BYU-Hawaii.

Shaun will oversee all online operations for Sport Endurance. He also will develop all marketing material including brochures, sales material, can designs, box designs and energy shot wrap designs.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended June 1, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Robert Timothy	2008		0	0	0	0	0	0	0
(Chief Executive Officer)	2007	0	0	0	0	0	0	0	0

Ronald Schuurman	2008	0	0	0	0	0	0	0	0
(Chief Financial Officer)	2007	0	0	0	0	0	0	0	0

Employment Agreements

Currently, we do not have an employment agreement in place with any executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of August 31, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Robert Timothy	34,230,000	59.8%
Common Stock	Calbridge Capital, LLC	14,680,000	25.6%
Common stock	SLC AIR	5,000,000	8.7%

Common Stock	All executive officers and directors as a group	34,230,000	59.8%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The company has no transactions with related persons, promoters and certain control persons at this time.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Audit/Administrative Fees and Expenses	$13,500
SEC Registration Fee	100
Legal Fees/Expenses	10,000

TOTAL	$23,600

ITEM 26.                      RECENT SALES OF UNREGISTERED SECURITIES.

On August 20, 2009, the Company issued 8,980,000 founder’s shares of common stock at the par value of $0.001 per share in exchange for proceeds of $8,980 received on September 1, 2009. As a result, a common stock subscription receivable of $8,980 was recognized as of August 31, 2009.

On August 20, 2009, the Company issued 25,340,000 founder’s shares of common stock at the par value of $0.001 per share in exchange for contributed equipment with a cost basis of $25,340. The cost basis approximates the fair market value of the equipment as of August 31, 2009.

On August 20, 2009, the Company cancelled and returned to treasury 6,320,000 shares of common stock previously issued to founders. No consideration was provided and the total par value of $6,320 was recorded as additional paid-in capital.

Preferred stock
On August 15, 2009, the Company issued a total of 2,000,000 shares of preferred stock to two individual investors in a private placement under Rule 506 of the Securities Act of 1933 for $5,000 in cash, or $0.0025 per share.

Sport Endurance Inc. relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Wellington Mannor, Holdings Inc., Trilogy Expedition, Inc. and Robert Timothy all three agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

ITEM 27.                      EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Incorporation of Sport Endurance, Inc.
3.2	Bylaws of Sport Endurance, Inc.
5.1	Opinion of Law Offices of Leo Moriarty
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Law Offices of Leo Moriarty

ITEM 28.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake City, State of Utah on September 15, 2009.

SPORT ENDURANCE, INC.

By:	/s/ Robert Timothy
Robert Timothy
CEO, President, Secretary, Treasurer, and Director

SPORT ENDURANCE, INC.

By:	/s/ Ronald Schuurman
Ronald Schuurman CFO

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated on September 15, 2009:

SPORT ENDURANCE, INC.

By:	/s/ Robert Timothy
Robert Timothy
CEO, President, Secretary, and Director (Principal Executive Officer)

SPORT ENDURANCE, INC.

By:	/s/ Ronald Schuurman
Ronald Schuurman CFO, Principal Accounting Officer

Sport Endurance, Inc.

FINANCIAL STATEMENTS OF AUGUST 31, 2009 AND 2008 AND
FROM JANUARY 3, 2001 (INCEPTION) TO
AUGUST 31, 2009

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEETS AS OF AUGUST 31, 2009 (AUDITED), AUGUST 31, 2008 (AUDITED)

PAGE	F-4	STATEMENTS OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2009 (AUDITED), THE YEAR ENDED AUGUST 31, 2008 (AUDITED) AND THE PERIOD FROM JANUARY 2, 2001 (INCEPTION) TO AUGUST 31, 2009

PAGE	F-5	STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEAR ENDED AUGUST 31, 2009 (AUDITED), THE YEAR ENDED AUGUST 31, 2008 (AUDITED) AND THE PERIOD FROM JANUARY 2, 2001 (INCEPTION) TO AUGUST 31, 2009

PAGE	F-6	STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED AUGUST 31, 2009 (AUDITED), THE YEAR ENDED AUGUST 31, 2008 (AUDITED) AND THE PERIOD FROM JANUARY 2, 2001 (INCEPTION) TO AUGUST 31, 2009

PAGE	F-7	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and
Stockholders of Sport Endurance, Inc.

We have audited the accompanying balance sheets of SPORT ENDURANCE, INC. (the “Company”), as of August 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended August 31, 2009 and 2008 and the period from January 3, 2001 (Inception) to August 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPORT ENDURANCE, INC. as of August 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended August 31, 2009 and 2008 and the period from January 3, 2001 (Inception) to August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The  accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those maters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M & K CPAS, PLLC

www.mkacpas.com
Houston, Texas
September 11, 2009

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	August 31,	August 31,
	2009	2008
ASSETS

Current assets:
Cash	$3,200	$-
Prepaid expenses	1,800	-
Total current assets	5,000	-

Equipment	25,340	-

Total assets	$30,340	$-

LIABILITIES

Current liabilities:
Accounts payable	-	-
Total current liabilities	-	-

STOCKHOLDERS' EQUITY

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,000,000 and -0- shares issued and outstanding as of August 31, 2009 and 2008, respectively	$2,000	$-
Common stock, $0.001 par value, 90,000,000 shares authorized, 57,200,000 and 29,200,000 shares issued and outstanding as of August 31, 2009 and 2008, respectively	57,200	29,200
Common stock subscriptions receivable (8,980,000 shares)	(8,980)	-
Additional paid-in capital	121,320	112,000
(Deficit) accumulated during development stage	(141,200)	(141,200)
Total stockholders' equity	30,340	-

Total stockholders' equity	$30,340	$-

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the	For the	January 3, 2001
	year ended	year ended	(inception) to
	August 31,	August 31,	August 31,
	2009	2008	2009

Revenue	$-	$-	$-

Operating expenses:
General and administrative	-	-	3,200
Professional fees	-	-	125,000

Total operating expenses	-	-	128,200

Net operating loss	-	-	(128,200)

Offering costs	-	-	(13,000)

Loss before provision for income taxes	-	-	(141,200)

Provision for income taxes	-	-	-

Net (loss)	$-	$-	$(141,200)

Weighted average number of common shares outstanding - basic and fully diluted	29,797,808	29,200,000

Net (loss) per share - basic and fully diluted	$-	$-

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

					Additional	Common stock	(Deficit) accumulated during	Total
	Preferred stock		Common stock		paid-In	subscriptions	development	stockholders'
	Shares	Amount	Shares	Amount	capital	receivable	stage	equity
Common stock issued to founder at $0.001 per share, of which $500 was paid in cash	-	$-	1,200,000	$1,200	$-	$-	$-	$1,200

Sale of common stock for cash	-	-	3,000,000	3,000	12,000	-	-	15,000

Net loss for the year ended August 31, 2001	-	-	-	-	-	-	(16,200)	(16,200)

Balance, August 31, 2001	-	-	4,200,000	4,200	12,000	-	(16,200)	-

Issuance of common stock for professional fees	-	-	25,000,000	25,000	100,000	-	-	125,000

Net loss for the year ended August 31, 2002	-	-	-	-	-	-	(125,000)	(125,000)

Balance, August 31, 2002	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2003	-	-	-	-	-	-	-	-

Balance, August 31, 2003	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2004	-	-	-	-	-	-	-	-

Balance, August 31, 2004	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2005	-	-	-	-	-	-	-	-

Balance, August 31, 2005	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2006	-	-	-	-	-	-	-	-

Balance, August 31, 2006	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2007	-	-	-	-	-	-	-	-

Balance, August 31, 2007	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2008	-	-	-	-	-	-	-	-

Balance, August 31, 2008	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Issuance of convertible preferred stock for cash	2,000,000	2,000	-	-	3,000	-	-	5,000

Issuance of shares in exchange for contributed equipment at $0.001 per share	-	-	25,340,000	25,340	-	-	-	25,340

Common stock subscription receivable issued at $0.001 per share	-	-	8,980,000	8,980	-	(8,980)	-	-

Previously issued common stock cancelled	-	-	(6,320,000)	(6,320)	6,320	-	-	-

Net loss for the year ended August 31, 2009	-	-	-	-	-	-	-	-

Balance, August 31, 2009	2,000,000	$2,000	57,200,000	$57,200	$121,320	$(8,980)	$(141,200)	$30,340

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the	For the	January 3, 2001
	year ended	year ended	(inception) to
	August 31,	August 31,	August 31,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$-	$-	$(141,200)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for services	-	-	125,000
Decrease (increase) in assets:
Prepaid expenses	(1,800)	-	(1,800)

Net cash used in operating activities	(1,800)	-	(18,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common and preferred stock	5,000	-	21,200

Net cash provided by financing activities	5,000	-	21,200

NET CHANGE IN CASH	3,200	-	3,200

CASH AT BEGINNING OF YEAR	-	-	-

CASH AT END OF YEAR	$3,200	$-	$3,200

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash activities:
Number of shares issued for services	-	-	25,000,000
Number of shares issued for equipment	25,340,000	-	25,340,000

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of business
Sport Endurance, Inc. (“the Company”) was incorporated as Cayenne Construction, Inc. in the state of Nevada on January 3, 2001 (“Inception”). The Company was formed to be an independent service provider of ready-mix concrete, whereby management was to arrange purchases of ready-mixed concrete by small contractors and customers on a fee basis. The Company ceased operations in 2002 and was revived in 2009 with a name change to, “Sport Endurance, Inc.” on August 6, 2009. The Company intends to manufacture and distribute a line of sports energy drinks.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of August 31st.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equipment
Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Computer equipment                                                                           5 years
Furniture and fixtures                                                                          7 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Start-Up Costs
The Company accounts for start-up costs, including organization costs, under the provisions of Statement of Position No. 98-5, “Reporting on the Costs of Start-up Activities”, whereby such costs are expensed as incurred.

Advertising and promotion
All costs associated with advertising and promoting products are expensed as incurred.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Income taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for income taxes”, under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of Financial Instruments
Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition
For revenue from product sales, we will recognize revenue upon shipment or delivery to our customers based on written sales terms that do not allow for a right of return. As such, revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-based compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, in accordance with SFAS 123(R), as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting, in accordance with SFAS 123(R), using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Recently Adopted Accounting Pronouncements
During September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. FAS 157 requires companies to disclose the fair value of financial instruments according to a fair value hierarchy as defined in the standard. In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP 157-1”) and FSP 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”). FSP 157-1 amends FAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of FAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years beginning after November 15, 2008. These nonfinancial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and nonfinancial assets acquired and liabilities assumed in a business combination. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company, as it applies to its financial instruments, effective January 1, 2008. The Company has considered the guidance provided by FSP 157-3 in its determination of estimated fair values as of August 31, 2009, and assessed there was no impact.

Recently Issued Accounting Pronouncement
During May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with generally accepted accounting principles. This statement will be effective 60 days after the Securities and Exchange Commission approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of ‘Present Fairly in Conformity With Generally Accepted Accounting Principles’. The adoption of SFAS 162 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

During March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“FAS 161”). This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008, and became applicable to the Company in the first quarter of fiscal 2009. The adoption of SFAS 161 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the de-consolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations”. SFAS 141 (Revised) establishes principals and requirements for how an acquirer of a business recognizes and measures in its financial statements, the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance became effective for the fiscal year beginning after December 15, 2008. The adoption of SFAS 141 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative net losses of $141,200, and realized a cumulative deficit of $18,000 in cash flows used in operations as of August 31, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On January 10, 2001 the Company issued 1,200,000 shares of common stock to the founder of the Company in exchange for proceeds of $500. Since the par value of the Company’s common stock is the legal minimum value, management recorded compensation for the difference between the amount paid of $500 and the minimum value of $1,200, or $700 in the accompanying statement of operations.

On February 10, 2002, the Company issued 25,000,000 shares to the Company President for professional services rendered. The fair value of those shares was $125,000 on the grant date.

Note 4 – Equipment

Equipment consists of the following:
	August 31,	August 31,
	2009	2008

Computer equipment	$10,000	$-
Furniture and fixtures	15,340	-
	25,340	-
Less accumulated depreciation	-	-
	$25,340	$-

Depreciation expense totaled $-0- and $-0- for the years ended August 31, 2009 and 2008, respectively. Due to equipment being contributed near year end, the effect of current year depreciation has been determined to be immaterial.

Note 5 – Stockholders’ Equity

On July 28, 2009, the shareholders of the Company voted to increase the authorized common shares of the Company from 30,000,000 authorized shares of common stock to 90,000,000 authorized shares of common stock.  Additionally, the shareholders voted to establish preferred shares of the Company at 10,000,000 authorized shares of preferred stock. As a result of this vote, the Company filed an amendment to its Articles of Incorporation to reflect this change.

Common stock
On January 10, 2001 the Company issued 1,200,000 shares of common stock to the founder of the Company in exchange for proceeds of $500. Since the par value of the Company’s common stock is the legal minimum value, management recorded compensation for the difference between the amount paid of $500 and the minimum value of $1,200, or $700 in the accompanying statement of operations.

The Company issued a total of 3,000,000 shares of its $.001 par value common stock during May 2001 in a private placement under Rule 506 of the Securities Act of 1933 for $15,000 in cash, or $0.005 per share to a total of nineteen individual investors. Due to a lack of operations, management believes the purchase price of $0.005 per share is representative of fair value.

On February 10, 2002, the Company issued 25,000,000 shares to the Company President for professional services rendered. The fair value of those shares was $125,000 on the grant date.

On August 20, 2009, the Company issued 8,980,000 founder’s shares of common stock at the par value of $0.001 per share in exchange for proceeds of $8,980 received on September 1, 2009. As a result, a common stock subscription receivable of $8,980 was recognized as of August 31, 2009.

On August 20, 2009, the Company issued 25,340,000 founder’s shares of common stock at the par value of $0.001 per share in exchange for contributed equipment with a cost basis of $25,340. The cost basis approximates the fair market value of the equipment as of August 31, 2009.

On August 20, 2009, the Company cancelled and returned to treasury 6,320,000 shares of common stock previously issued to founders. No consideration was provided and the total par value of $6,320 was recorded as additional paid-in capital.

Preferred stock
On August 15, 2009, the Company issued a total of 2,000,000 shares of preferred stock to two individual investors in a private placement under Rule 506 of the Securities Act of 1933 for $5,000 in cash, or $0.0025 per share.  Each share of preferred stock is convertible into three shares of common stock.

Note 6 – Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements

As of August 31, 2009, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At August 31, 2009, the Company had approximately $141,200 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2016.

The components of the Company’s deferred tax asset are as follows:
August 31,
2009
Deferred tax assets:
Net operating loss carry forwards	$49,400

Net deferred tax assets before valuation allowance	49,400
Less: Valuation allowance	(49,400)
Net deferred tax assets	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at August 31, 2009.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	August 31,
	2009

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%	)

Note 7 – Fair Value of Financial Instruments

The Company adopted SFAS 157 on January 1, 2009. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and SFAS 157 details the disclosures that are required for items measured at fair value.

The Company has various financial instruments that must be measured under the new fair value standard including: cash and equipment. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis, with the exception of equipment. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities under SFAS 157:

		Fair Value Measurements at August 31, 2009

	Carrying
	Value
	August 31, 2009	Level 1	Level 2	Level 3
Assets:
Cash	$3,200	$3,200	$-	$-
Equipment	25,340			25,340
Total	$28,540	$3,200	$-	$25,340

Note 8 – Subsequent Events

On September 1, 2009, the Company received proceeds of $8,980 as payment on a common stock subscription receivable for 8,980,000 founder’s shares that were issued on August 20, 2008.